                                 AMENDMENT NO. 1
                                     to the
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                         COLONIAL MUNICIPAL INCOME TRUST

     WHEREAS, Article IX, Section 7 of the Agreement and Declaration of Trust (the "Declaration of Trust") of Colonial Municipal Income Trust (the "Trust") dated January 22, 1987 provides that the Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized so to do by a vote of Shareholders holding a majority of the Shares entitled to vote, except that no amendment may be made under such Section 7 which shall amend, alter, change or repeal any of the provisions of Article IV, Section 1, Article V, Section IV or paragraph (b) of Article IX, Section 7 unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of at least 66 2/3% of the Shares entitled to vote; and

     WHEREAS, the holders of at least 66 2/3% of the Shares entitled to vote have authorized this amendment to the Declaration of Trust;

     NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, do hereby amend the Declaration of Trust as follows:

          Subsection (c) of Section 2 of Article I of the Declaration of Trust is amended to read in its entirety as follows:

               (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of Shares shall be divided from time to time;

               Subsections (g) and (h) of Section 2 of Article I of the Declaration of Trust are amended to read in their entirety, and new subsections
(i) and (j) are added immediately thereafter, as follows:

               (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

               (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;



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               (i)  The term "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof; and

               (j) The term "series" or "series of Shares" refers to the division of Shares representing any class into two or more series as provided in
Article III, Section 1 hereof.

Sections 1 and 2 of Article III of the Declaration of Trust are amended to read in their entirety as follows:

Division of Beneficial Interest

     Section 1. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-Laws. The number of Shares of each class or series authorized shall be unlimited, except as the By-Laws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

Ownership of Shares

     Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

Sections 1 and 2 of Article IV of the Declaration of Trust are amended to read in their entirety as follows:

Number of Trustees and Term of Office

     Section 1. Subject to the voting powers of one or more classes or series of Shares set forth in the By-Laws, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3). No reduction in the number of



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Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to
Section 2 of this Article at the time of the decrease. The Board of Trustees shall be divided into three classes. The number of Trustees in each class shall be determined by resolution of the Board of Trustees. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be John A. McNeice, Jr. and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Shares pursuant to a public offering, appoint. The term of office of all of the initial Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof, which annual or special meeting shall be called to be held not more than one year after Shares are first sold pursuant to a public offering. The term of office of the first class shall expire on the date of the second annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of Shareholders or any special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or a special meeting in lieu thereof, except as provided in Section 2 of this Article.

Vacancies; Removal

     Section 2. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, any vacancies occurring in the Board of Trustees may be filled by the Trustees if, immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees shall call a meeting of Shareholders for the purpose of electing Trustees. At any meeting called for such purpose and subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, a Trustee may be removed, with or without cause, by vote of the holders of a majority of the outstanding



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Shares of the classes or series entitled to vote for the election of such
Trustee. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee with or without cause.

The first paragraph of Section 4 of Article IV of the Declaration of Trust is amended to read in its entirety as follows:

Powers

     Section 4. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders of one or more classes or series. Subject to the voting power of one or more classes or series of Shares as set forth in the By-Laws, the Trustees may fill vacancies in or add to their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

Sections 1, 2, 3 and 4 of Article V of the Declaration of Trust are amended to read in their entirety as follows:

Voting Powers

     Section 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV,
Section 1, (ii) with respect to any Adviser as provided in Article IV, Section 7, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the By-Laws. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws or required by law, be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders as to such class or series.

Voting Power and Meetings

     Section 2. There shall be an annual meeting of the Shareholders on the date fixed in the By-Laws at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed in the By-Laws, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date. Special meetings of Shareholders of any or all classes or series may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such class or series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the then outstanding Shares of all classes and series entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the then outstanding Shares of all classes and series entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

Quorum and Required Vote

     Section 3. Thirty percent (30%) of the Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders' meeting, except that where the By-Laws require that holders of any class or series shall vote as an individual class or series, then thirty percent (30%) of the aggregate number of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where the By-Laws require that the holders of any class or series shall vote as an individual class or series a majority of the Shares of that class or series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that class or series is concerned. Conversion

     Section 4. Notwithstanding any other provision of this Declaration of Trust, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on January 1, 1987, shall require the affirmative vote or consent of the holders of at least 66 2/3% of the

Shares of each class entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by any agreement between the Trust and any national securities exchange.

Section 1 of Article VI of the Declaration of Trust is amended to read in its entirety as follows:

Distributions

     Section 1. The Trustees may, but need not, each year distribute to the Shareholders of any or all classes or series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 2 of this Article VI, or at such other value as may be specified by the By-Laws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

The first paragraph of Section 2 of Article VI of the Declaration of Trust is amended to read in its entirety as follows:

Determination of Net Asset Value

     Section 2. At such times as the Trust shall have outstanding only one class or series of Shares, the term "net asset value" of the Shares shall mean:



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(i) the value of all the assets of the Trust; (ii) less total liabilities of the
Trust; (iii) divided by the number of Shares outstanding, in each case at the time of each determination. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent. At such times as the Trust shall have outstanding more than one class or series of Shares, the term "net asset value" of the Shares shall have such meaning, with respect to the Shares of any particular class or series of Shares, as shall from time to time be specified in the By-Laws.

Section 4 of Article IX of the Declaration of Trust is amended to read in its entirety as follows:

Duration and Termination of Trust

     Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Trust may be terminated at any time by vote of Shareholders holding at least 66 2/3% of the Shares entitled to vote or by the Trustees by written notice to the Shareholders.

     Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes or series of Shares.

Section 7 of Article IX of the Declaration of Trust is amended to read in its entirety as follows:

Amendments

     Section 7. (a) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, and except as provided in paragraph (b) of this Section 7, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (1) when authorized so to do by a vote of Shareholders holding a majority of the Shares entitled to vote or (2) without Shareholder approval as may be necessary or desirable in order to authorize one or more classes or series of Shares as provided in Section 1 of Article III. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

          (b) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, no amendment may be made under this Section 7 which shall amend, alter, change or repeal any of the provisions of Article IV, Section 1, Article V,
Section 4 or this paragraph (b) unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of at least 66 2/3% of the Shares entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any agreement between the Trust and any national securities exchange.

     The foregoing amendment shall become effective as of the time this instrument is filed with the Secretary of State of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the undersigned have hereunder set their hands in Boston, Massachusetts, this 4th day of August, 1989.



William D. Ireland, Jr.                   John J. Neuhauser

John A. McNeice, Jr.                      Robert L. Sullivan

James L. Moody, Jr.



Commonwealth of Massachusetts)
                             )ss.
County of Suffolk            )

     Then personally appeared the above named Trustees and executed the attached Amendment No. 1 to the Agreement and Declaration of Trust of Colonial Municipal Income Trust, as their free act and deed, before me, this 4th day of August, 1989.




Diane M. Joyce
Notary Public



My commission expires: March 2, 1995

                                                                     EXHIBIT (b)


                                             Amended Sec. 4.3:           5/24/87
                                                     Sec. 3.1:           1/22/88
                                   Amended Sec. 2.5 & Retyped:          10/12/90
                                               Amended Sec. 8:          12/31/91
                                              Amended Sec. 11:           10/9/92
                             Amended Section 3.1, paragraph 2:           2/16/96


                                     BY-LAWS

                                       OF

                         COLONIAL MUNICIPAL INCOME TRUST


                                    Section 1
             Agreement and Declaration of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Colonial Municipal Income Trust, a Massachusetts business Trust established by the Declaration of Trust (the "Trust").

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.


                                    Section 2
                                  Shareholders

2.1 Shareholder Meetings. The annual meeting of the shareholders of the Trust shall be held between April 1 and April 30 in each year, beginning in 1988, on a date and at a time within that period set by the Trustees. A special meeting of the shareholders of the Trust may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.2 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the United States as shall be designated by the Trustees or the president of the Trust.

2.3 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.4 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.5 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. The placing of a shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instruction have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                    Section 3
                                    Trustees

3.1 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

     In addition, the Trustees may appoint a Dividend Committee of not less than three persons, who may (but need not) be Trustees.

     No special compensation shall be payable to members of the Dividend Committee. Each member of the Dividend Committee will hold office until the successors are elected and qualified or until the member dies, resigns, is removed, becomes disqualified or until the Committee is abolished by the Trustees.

3.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.3 Special Meetings. Special meeting of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4 Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                    Section 4
                               Officers and Agents

4.1 Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate, including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.

4.3 Election. The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the shareholders. Other elected officers are elected by the Trustees. Assistant officers are appointed by the elected officers.

4.4 Tenure. The president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall preside at all meetings of the shareholders and of the Trustees at which he or she is present, except as otherwise voted by the Trustees. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 Treasurer and Controller. The treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such duties and powers as shall be designated from time to time by the Trustees or by the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

     The Controller shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.7 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

                                    Section 5
                            Resignations and Removals

     Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    Section 6
                                    Vacancies

     A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

                                    Section 7
                          Shares of Beneficial Interest

7.1 Share Certificates. Each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

     In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

7.2 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                    Section 8
                     Record Date and Closing Transfer Books

     The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                    Section 9
                                      Seal

     The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   Section 10
                               Execution of Papers

     Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                   Section 11
                                   Fiscal Year

     Except as from time to time otherwise provided by the Trustees, President, Secretary, Controller or Treasurer, the fiscal year of the Trust shall end on November 30.

                                   Section 12
                                   Amendments

     These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.